As filed with the Securities and Exchange Commission on August 9, 2006

Registration No. 333-46648

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	33-0231678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Polaris Way

Aliso Viejo, California 92656

(949) 754-8000

(Address, including zip code, and telephone number, including area code,

of each registrant’s principal executive offices)

J. Michael Vaughn

Vice President, General Counsel and Secretary

Quest Software, Inc.

5 Polaris Way

Aliso Viejo, California 92656

(949) 754-8000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF SECURITIES

The Registrant hereby amends its Registration Statement on Form S-3 (Registration No. 333-46648) (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2000, by deregistering those shares of the Registrant’s common stock that have not been sold pursuant to the Registration Statement as of the time of filing this post-effective amendment (the “Shares”).

The Registration Statement was initially filed by the Registrant to register an aggregate of 4,025,281 shares of the Registrant’s common stock issued or issuable to: (a) the former shareholders and/or optionholders of certain acquired entities and (b) certain investors who acquired shares of preferred stock from the Registrant in a private placement of securities in April 1999, which shares were converted into shares of common stock in connection with our initial public offering in August 1999, all as set forth in the Registration Statement. The Registrant is no longer obligated to keep the Registration Statement effective.

Therefore, in accordance with the undertaking of the Registrant set forth in Part II of the Registration Statement, and pursuant to Rule 478 under the Securities Act of 1933, the Registrant hereby deregisters the Shares by means of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Quest Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, state of California, on August 8, 2006.

QUEST SOFTWARE, INC.

By:	/S/ J. MICHAEL VAUGHN
J. Michael Vaughn Vice President, General Counsel and Secretary